FRUIT OF THE LOOM, INC.
5000 Sears Tower
Chicago, Illinois 60606  312/876-1724


News Release                              FOR IMMEDIATE RELEASE


Contact:    Mark A. Steinkrauss
            Vice President, Corporate Relations
            Fruit of the Loom, Inc.
            Tel: 312/993-1889/Fax: 312/993/1773
            E-mail: msteinkrauss@fruit.com
            Home Page: www.fruit.com


         FRUIT OF THE LOOM BOARD APPROVES CHANGE IN CORPORATE STRUCTURE


Chicago, IL, February 11, 1998 -- Fruit of the Loom, Inc. (NYSE-FTL), one of the world's leading marketers and manufacturers of basic family apparel, announced today that it has filed a registration statement and preliminary proxy material with the Securities and Exchange Commission regarding a reorganization of the company. The company's Board of Directors, including a special committee of independent directors, approved a proposed reorganization pursuant to which a Cayman Islands company, Fruit of the Loom, Ltd., will become the parent holding company of Fruit of the Loom, Inc.

The Board of Directors believes that the use of a Cayman Islands holding company for Fruit of the Loom, Inc. and its subsidiaries will allow the company to organize its worldwide business activities to avail itself of certain business, tax and financing advantages that are not available in the United States. Unlike the United States, which imposes corporate income tax on the worldwide income of United States corporations, the Cayman Islands generally imposes no corporate income taxes on foreign income.

Upon completion of the transaction, holders of Fruit of the Loom, Inc. Class A common stock will become holders of Fruit of the Loom, Ltd. Class A ordinary shares. The Class A ordinary shares will have substantially the same attributes as Fruit of the Loom, Inc. Class A common stock and are expected to be listed on the New York Stock Exchange. William Farley, Chairman, Chief Executive Officer, and acting President and Chief Operating Officer and his affiliates will own Fruit of the Loom, Ltd. Class B shares which will have voting rights equal to the voting rights currently held by them as owners of Fruit of the Loom, Inc. Class B common stock as well as preferred stock of Fruit of the Loom, Inc.

A special meeting of the stockholders of Fruit of the Loom, Inc. will be held to vote on the proposed transaction. Notice of the special meeting, along with a proxy statement/prospectus describing in more detail the reorganization and related matters, will be mailed to stockholders at a later date. A registration statement relating to the Class A ordinary shares (a copy of which may be obtained from the company Attn: Vice President, Corporate Relations) has been filed with the Securities and Exchange Commission but has not yet become effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Except for historical information contained herein, information set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the financial strength of the retail industry, particularly in the mass merchant channel, the level of consumer spending for apparel, the amount of sales of the company's activewear screenprint products, the competitive pricing environment within the basic apparel segment of the apparel industry, the ability of the company to successfully conclude the movement of labor-intensive segments of the manufacturing process offshore and the success of new product introductions and planned advertising, marketing and promotional campaigns. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Fruit of the Loom, Inc. is a marketing oriented, international basic apparel company, emphasizing branded products for consumers ranging from infants to senior citizens. The company manufactures and markets men's and boys' underwear, women's and girls' underwear, printable activewear, outerwear, casualwear, sportswear and childrenswear. Fruit of the Loom employs 30,000 people in over 60 locations worldwide. Brand names include FRUIT OF THE LOOM(R), BVD(R), GITANO(R), BEST(TM), CUMBERLAND BAY(TM) and SCREEN STARS(R). Licensed brands include MUNSINGWEAR(R), and WILSON(R). Licensed apparel bearing the logos or insignia of the major sports leagues and their teams and certain popular players in the leagues, and the logos of most major colleges and universities, are marketed under the PRO PLAYER(R) and FANS GEAR(R) brands.












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